EXHIBIT 99.1

Concentrix Provides Update on Pending Combination with Webhelp; Schedules Release of Fiscal Third Quarter 2023 Financial Results and Webcast of Investor Conference Call
Newark, Calif., September 15, 2023 – Concentrix, a leading global provider of customer experience (CX) solutions and technology, today announced that it has obtained all required regulatory approvals for its pending combination with Webhelp and expects to close the transaction on or about September 25, 2023. The closing of the transaction remains subject to customary closing conditions.
"Upon the close, the combination with Webhelp will create a leading provider of customer experience solutions globally with broad capabilities across CX digital services and technology delivered at scale,” said Chris Caldwell, President and CEO of Concentrix. “Our combined clients will benefit from the strategic value of our integrated service offerings, providing a strong platform for growth and value creation for clients, staff, and shareholders.”
Looking ahead, Concentrix intends to announce its fiscal third-quarter 2023 financial results on Wednesday, September 27, 2023, after the close of the market. The Company plans to host a conference call and webcast with the investment community to discuss the financial results that same evening on Wednesday, September 27, 2023, at 5:00 pm, Eastern Time.
The live conference call will be accessible via webcast in listen-only mode on the Investor Relations section of the Concentrix website, specifically under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay of the conference call will be made available on the website following the event.
About Concentrix
We’re Concentrix (Nasdaq: CNXC), a leading global provider of customer experience (CX) solutions and technology. We Reimagine everything CX to improve business performance for some of the world’s best brands, and the ones that are changing the world as we know it. Every day, we Design, Build and Run CX for over 130 Fortune Global 500 and 125 new economy clients. Whether it’s a specific solution or the whole end-to-end journey, we’ve got it covered. We’re the strategic thinkers who design brand-defining experiences. The tech geeks who build smarter solutions. And the operational experts who run it all and make it work seamlessly. Across 40 countries and 6 continents, we provide services across key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Location: Virtually Everywhere. Visit www.concentrix.com to learn more.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the combination with Webhelp and the timing thereof, including the satisfaction of closing conditions and the timing thereof, the expected benefits of the combination, including the strategic value of combined company’s integrated service offerings, statements regarding the Company’s expected future financial condition and results of operations, including revenue, operating income, profit margins, effective tax rate and leverage, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the proposed transaction, including that the proposed transaction will not be consummated; the ability to satisfy the closing conditions to the proposed transaction; the ability to retain key employees and successfully integrate the Webhelp business; our ability to realize estimated cost savings, synergies or other anticipated benefits of the proposed transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the announcement or consummation of the proposed transaction on relationships with clients and other third parties; the unfavorable outcome of any legal proceedings that may be instituted against the Company or Webhelp; risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains and the effects of the conflict in Ukraine; cyberattacks on our, Webhelp’s or our respective clients’ networks and information technology systems; the failure of our or Webhelp’s staff and contractors to adhere to our and our respective clients’ controls and processes; the inability to protect personal and proprietary information; the inability to execute on our digital CX strategy; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for our business; increases in the cost of labor; the effects of the COVID-19 pandemic and other communicable diseases, natural disasters, adverse weather conditions or public health crises; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the our or Webhelp’s operations; the inability to successfully identify, complete and integrate strategic acquisitions or investments; competitive conditions in our industry and consolidation of our competitors; higher than expected tax liabilities; the demand for CX solutions and technology; variability in demand by our or Webhelp’s clients or the early termination of our or Webhelp’s client contracts; the level of business activity of our or Webhelp’s clients and the market acceptance and performance of their products and services; currency exchange rate fluctuations; the operability of our or Webhelp’s communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; damage to our or Webhelp’s reputation through the actions or inactions of third parties; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2023 Concentrix Corporation
All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.
Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
+1-513-703-9306
david.stein@concentrix.com